Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. §1350
We hereby certify that this Annual Report on Form 10-K for the annual period ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof, to the best of our knowledge, fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Allied Waste Industries, Inc.

ALLIED WASTE INDUSTRIES, INC.
	By:	/s/ JOHN J. ZILLMER
John J. Zillmer
Chairman of the Board of Directors and Chief Executive Officer

ALLIED WASTE INDUSTRIES, INC.
	By:	/s/ PETER S. HATHAWAY
Peter S. Hathaway
Date: February 20, 2008		Executive Vice President and Chief Financial Officer